Exhibit 99.1

For Immediate Release

Ditech Networks Reports Q2 FY08 Financial Results

Mountain View, California, November 15, 2007 - Ditech Networks, Inc. (Nasdaq: DITC) reported results for its fiscal 2008 second quarter ended October 31, 2007. Revenues for the second quarter were $6.6 million, a decrease of $14.5 million, or 69%, from revenues of $21.1 million in the same quarter of the prior fiscal year and a decrease of $7.4 million, or 53%, from revenues of $14.0 million in the first quarter of fiscal 2008.

GAAP net loss for the fiscal 2008 second quarter was $5.4 million, a decrease compared to the GAAP net income of $1.1 million in the same quarter of the prior fiscal year and a decrease compared to the GAAP net loss of $1.0 million in the first quarter of fiscal 2008.

“My two months as CEO at Ditech have reinforced my belief that the company has excellent products, technology, and customer engagement,” said Todd Simpson, Ditech's President and CEO. “However, we need to more aggressively close on the opportunities we currently have, and expand our reach throughout the communication industry.”

Ditech Networks will discuss its fiscal 2008 second quarter financial results and its outlook in today’s conference call (see details later in this release).

Second Quarter Fiscal 2008 GAAP Results

•                  Net loss for the second quarter of fiscal 2008 of $5.4 million compared to net income of $1.1 million in the same quarter in the prior fiscal year.

•                  Fully diluted net loss per share of $0.18, compared to fully diluted net income per share of $0.03 in the same quarter in the prior fiscal year.

Second Quarter Fiscal 2008 Non-GAAP Results

•                  Non-GAAP net loss for the second quarter of fiscal 2008 of $3.4 million compared to non-GAAP net income of $2.4 million in the same quarter in the prior fiscal year.

•                  Non-GAAP fully diluted net loss per share of $0.11, compared to non-GAAP fully diluted net income per share of $0.07 in the same quarter in the prior fiscal year.

A reconciliation of the non-GAAP to GAAP financial measures presented above is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense, the expense related to amortization of intangible assets, the expense of severance and restructuring costs and the tax effects of the excluded amounts.

Third Quarter Fiscal 2008 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects revenues in the third quarter of fiscal 2008 to be in the range of $5 - $8 million. Due to lower volumes, Ditech Networks expects gross margins to be approximately in the range of 40%-50%. Ditech Networks expects operating expenses, including an estimated $1.5 million of stock-based compensation and acquisition related expenses, to be approximately $10.2 - $10.5 million.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2008 second quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0718. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 893466. The replay will be available three hours after the call is complete until Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks supplies voice processing equipment for telecommunication networks around the world. Ditech Networks’ solutions incorporate advanced voice processing, Session Initiation Protocol (SIP), and security technologies delivered on carrier-grade scalable platforms to enhance the delivery of communications services over mobile, Voice over IP, and wireline networks. Ditech Networks’ customers are premier network operators including Verizon Wireless, Sprint/Nextel, Orascom Telecom, and others that collectively serve more than 150 million subscribers. Ditech Networks is headquartered in Mountain View, California. For more information, visit http://www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ third quarter fiscal 2008 projected financial results and Ditech’s ability to more aggressively close on the opportunities we currently have, and expand our reach throughout the communication industry are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; shipment of products Ditech Networks expects to ship before the end of the third quarter of fiscal 2008 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with Ditech Networks’ products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; Ditech Networks  uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks ability to pursue revenue growth may require additional spending which may exceed projected operating expenses,  as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended July 31, 2007 (filed September 10, 2007 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax income and non-GAAP net income, which represents pre-tax income and net income excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
PR@vantage for Ditech Networks	Ditech Networks
+1 415-984-1970 x104	+1 650-623-1309
radler@pr-vantage.com

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Six Month Periods Ended October 31, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2007	2006	2007	2006

Revenue	$6,637	$21,098	$20,659	$42,717

Cost of goods sold	4,411	6,815	9,094	13,371

Gross profit	2,226	14,283	11,565	29,346

Operating expenses:
Sales and marketing	5,185	6,635	10,477	12,833
Research and development	5,394	5,122	10,445	10,638
General and administrative	2,861	2,169	5,359	4,175
Amortization of Purchased Intangibles	246	247	492	493

Total operating expenses	13,686	14,173	26,773	28,139

Income (loss) from operations	(11,460)	110	(15,208)	1,207

Other income, net	1,515	1,684	3,161	3,317

Income (loss) before provision (benefit) for income taxes	(9,945)	1,794	(12,047)	4,524

Provision (benefit) for income taxes	(4,532)	723	(5,631)	1,930

Net income (loss)	$(5,413)	$1,071	$(6,416)	$2,594

Basic income (loss) per share:	$(0.18)	$0.03	$(0.20)	$0.08
Diluted income (loss) per share	$(0.18)	$0.03	$(0.20)	$0.08

Weighted shares used in per share calculation:
Basic	30,533	32,526	31,727	32,463
Diluted weighted shares used in per share calculation	30,533	33,882	31,727	33,920

Stock-based compensation expense was as follows for the periods:
Cost of goods sold	$79	$113	$198	$214
Sales and marketing	373	711	974	1,470
Research and development	276	562	723	1,124
General and administrative	560	507	760	769
Total	$1,288	$1,893	$2,655	$3,577

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Six Month Periods Ended October 31, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2007	2006	2007	2006

GAAP gross profit	$2,226	$14,283	$11,565	$29,346
Add back severance and restructuring costs	65	0	65	0
Add back stock-based compensation	79	113	198	214
Non-GAAP gross profit	$2,370	$14,396	$11,828	$29,560

GAAP gross margin	33.5%	67.7%	56.0%	68.7%
Add back severance and restructuring costs	1.0%	0.0%	0.3%	0.0%
Add back stock-based compensation	1.2%	0.5%	1.0%	0.5%
Non-GAAP gross margin	35.7%	68.2%	57.3%	69.2%

GAAP sales and marketing expense	$5,185	$6,635	$10,477	$12,833
Deduct severance and restructuring costs	(230)	0	(230)	0
Deduct stock-based compensation	(373)	(711)	(974)	(1,470)
Non-GAAP sales and marketing expense	$4,582	$5,924	$9,273	$11,363

GAAP research and development expense	$5,394	$5,122	$10,445	$10,638
Deduct severance and restructuring costs	(894)	0	(894)	0
Deduct stock-based compensation	(276)	(562)	(723)	(1,124)
Non-GAAP research and development expense	$4,224	$4,560	$8,828	$9,514

GAAP general and administrative expense	$2,861	$2,169	$5,359	$4,175
Deduct severance and restructuring costs	(524)	0	(524)	0
Deduct stock-based compensation	(560)	(507)	(760)	(769)
Non-GAAP general and administrative expense	$1,777	$1,662	$4,075	$3,406

GAAP total operating expenses	$13,686	$14,173	$26,773	$28,139
Deduct:
Severance and restructuring costs	(1,648)	0	(1,648)	0
Stock-based compensation expense	(1,209)	(1,780)	(2,457)	(3,363)
Amortization of purchased intangibles	(246)	(247)	(492)	(493)
Non-GAAP total operating expenses	$10,583	$12,146	$22,176	$24,283

GAAP income (loss) from operations	$(11,460)	$110	$(15,208)	$1,207
Addback severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles	3,247	2,140	4,860	4,070
Non-GAAP income (loss) from operations	$(8,213)	$2,250	$(10,348)	$5,277

GAAP income (loss) before provision (benefit) for income taxes	$(9,945)	$1,794	$(12,047)	$4,524
Addback severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles	3,247	2,140	4,860	4,070
Non-GAAP income (loss) before provision (benefit) for income taxes	$(6,698)	$3,934	$(7,187)	$8,594

GAAP provision (benefit) for income taxes	$(4,532)	$723	$(5,631)	$1,930
Addback tax impact of eliminating severance and restructuring costs, stock-based compensation expense and amortization of purchased intangibles	1,187	776	1,875	1,503
Non-GAAP provision (benefit) for income taxes	$(3,345)	$1,499	$(3,756)	$3,433

GAAP net income (loss)	$(5,413)	$1,071	$(6,416)	$2,594
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles and adjustment to tax provision (benefit)	2,060	1,364	2,985	2,567
Non-GAAP net income (loss)	$(3,353)	$2,435	$(3,431)	$5,161

GAAP diluted net income (loss) per share	$(0.18)	$0.03	$(0.20)	$0.08
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles and adjustment to tax provision (benefit)	0.07	0.04	0.09	0.07
Non-GAAP diluted net income per share	$(0.11)	$0.07	$(0.11)	$0.15

Shares used in computing net income (loss) per share
Diluted-GAAP	30,533	33,882	31,727	33,920
Diluted-Non-GAAP	30,533	33,882	31,727	33,920

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	April 30,
	2007	2007

Assets
Cash, cash equivalents and investments	$78,116	$134,539
Accounts receivable, net	3,209	10,324
Inventories	18,628	13,353
Deferred income taxes	52,322	45,828
Property and equipment, net	6,134	5,781
Purchased Intangibles	1,902	2,394
Goodwill	16,423	12,637
Other assets	1,377	1,528
Total Assets	$178,111	$226,384

Liabilities and Stockholders’ Equity
Accounts payable	$1,882	$2,659
Accrued expenses	7,132	7,553
Deferred revenue	932	3,424
Income taxes payable	368	803

Total Liabilities	10,314	14,439

Stockholders’ equity	167,797	211,945

Total Liabilities and Stockholders’ Equity	$178,111	$226,384